UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ELAYAWAY, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF ELAYAWAY, INC.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

eLayaway, Inc.
3111 Mahan Drive, Suite 20 #121
Tallahassee, FL 32308
INFORMATION STATEMENT
(Preliminary)

May __, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of eLayaway, Inc.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of eLayaway, Inc., a Delaware corporation (the “Company”), to notify the Stockholders that on May 8, 2014, the Company received a written consent in lieu of a meeting (the “Written Consent”) from certain holders of Common Stock, par value $0.001 per share (“Common Stock”), and Series H Preferred Stock, par value $0.001 per share (“Series H Preferred”). Each share of Common Stock has one vote, and each share of Series H Preferred has the equivalent of 5,000,000,000 votes of Common Stock. One holder of Common Stock and Series Preferred (the “Majority Stockholder”) submitted the Written Consent. The Majority Stockholder holds in the aggregate 61,383,643 shares of Common Stock, 1,255 shares of Series E Preferred Stock, 5,000 shares of Series G Preferred Stock, and 10 shares of Series H Preferred Stock, resulting in the Majority Shareholders holding in the aggregate approximately 91.9% of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the Company to take the following action:

●
At the Board of Director’s discretion, increase the authorized shares of Common Stock from five billion (5,000,000,000) shares of Common Stock up to fifteen billion (15,000,000,000) shares or a lesser number of shares (the “Authorized Share Increase”); and

●
At the Board of Director’s discretion, perform a one-for-one hundred up to one-for-five hundred (1:100 up to 1:500, or anywhere between) reverse stock split of the Company’s issued and outstanding shares of Common Stock and all preferred stock, while maintaining or reducing the number of authorized shares of Common Stock and preferred stock at any proportion (which will likely differ from the reverse stock split ratio) the Board of Director’s deems appropriate in its discretion (the “Reverse Stock Split”).

On May 8, 2014, the Board of Directors of the Company (“Board”) approved the Authorized Share Increase and Reverse Stock Split and recommended to the Majority Stockholders that they approve the Authorized Share Increase and Reverse Stock Split. On May 8, 2014, the Majority Stockholders approved the Authorized Share Increase and Reverse Stock Split by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (“DGCL”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about May ___, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase and Reverse Stock Split is necessary and advisable in order for the Company to maintain the Company’s financing and capital raising ability.

Accordingly, it is the Board’s opinion that the Reverse Stock Split will better position the Company to continue and/or expand operations.

INTRODUCTION

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about May ___, 2014.

This Information Statement contains a brief summary of the material aspects of the Reverse Stock Split approved by the Board of eLayaway, Inc. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

Preferred and Common Stock

By unanimous written consent of the Board (as permitted under the DGCL), the number, designation, rights, preferences and privileges of the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock were established by the Board (as is permitted under the DGCL and by the Amended and Restated Certificate of Incorporation of the Company). Each share of Common Stock has one vote; each share of Series E Preferred Stock has the equivalent of 15 votes of Common Stock; each share of Series F Preferred Stock has the equivalent of 100 votes of Common Stock; and each share of Series G Preferred Stock has the equivalent of 10,000 votes of Common Stock; and each share of Series H Preferred Stock has the equivalent of 5,000,000,000 votes of Common Stock.

As of May 8, 2014, there were issued and outstanding and issuable (i) 4,449,917,437 shares of Common Stock, (ii) 0 shares of Series A-D and Series F Preferred Stock, (iii) 3,429 shares of Series E Preferred Stock, (iv) 5,000 shares of Series G Preferred Stock, and (iv) 10 shares of Series H Preferred Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase and Reverse Stock Split is approximately 54,499,968,872. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 27,304,484,405 votes, are required to approve the Authorized Share Increase and Reverse Stock Split by written consent. The Majority Stockholder, which holds in the aggregate 61,383,643 shares of Common Stock, 1,255 shares of Series E Preferred Stock (having 15 votes per share), 5,000 shares of Series G Preferred Stock (having 10,000 votes per share), and 10 shares of Series H Preferred Stock (having 5,000,000,000 votes per share) (and therefore having approximately 91.9% of the total voting power of all outstanding voting capital), has voted in favor of the Authorized Share Increase and Reverse Stock Split thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock and Series H Preferred held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Authorized Share Increase and Reverse Stock Split, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Series E Preferred held	Number of Series G Preferred held	Number of Series H Preferred held	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action
Sergio Pinon	61,383,643	1,255	5,000	10	50,111,402,468	50,111,402,468	91.9%
Total	61,383,643	1,255	5,000	10	50,111,402,468	50,111,402,468	91.9%

ACTIONS TO BE TAKEN

The Authorized Share Increase and Reverse Stock Split will become effective on the date that we file Certificates of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Delaware. We intend to file the Amendments with the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders, but because of required FINRA review of the Reverse Stock Split, we may file the Authorized Share Increase Amendment prior to the Reverse Stock Split Amendment.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of our Common Stock will be increased from five billion (5,000,000,000) shares of Common Stock up to fifteen billion (15,000,000,000) shares of Common Stock, or a lesser number at the Board’s sole discretion.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability. The additional ten billion (10,000,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, and business combinations and investments. The Company has no other plans for the use of the additional shares of Common Stock.

Several of our creditors holding convertible Company debt require shares to held by our transfer agent on reserve, and those reserves are tying up almost all of our shares that are authorized for issuance but have not yet been issued. As of May 7, 2014, the following table details the shares being held on reserve as required by the Company’s creditors:

	Issued	Reserved in Escrow	Total	Current Authorized	Available for Issuance

Common stock outstanding as of 5/7/14	4,449,917,437		4,449,917,437
Escrow
Evolution Capital, LLC (b)		3,000	3,000
Asher Enterprises, Inc.		550,000,000	550,000,000
Hansen		11,500	11,500
KAJ Capital, LLC		6,000	6,000

Total - Current	4,449,917,437	550,020,500	4,999,937,937	5,000,000,000	62,063

As the Company has outstanding several convertible promissory notes which may be converted into common shares, the share reserves described in the table above make it impossible to process conversions that have been and may be requested by other creditors in the future unless the Authorized Share Increase is effected. The Company has outstanding the following outstanding convertible notes as of May 8, 2014, and the following table describes the effect of the conversion of those notes upon the shares of common stock available for issuance assuming the price of our common stock decreases by 10%, 25%, or 50% from the current stock price of $0.0002 per share on May 7, 2014:

			Variable - Current Stock Price - $0.0002
			Current	10% Lower	25% Lower	50% Lower
		Conversion	Stock	than Current	than Current	than Current
	Note	Price /	Price	Stock Price	Stock Price	Stock Price
	Balance	Discount	$0.0002	$0.00018	$0.00015	$0.0001

Gary Kline	$56,000	$0.015	3,733,333	3,733,333	3,733,333	3,733,333
ASC Recap, LLC (a)	$60,900	50%	609,000,000	676,666,667	812,000,000	1,218,000,000
Asher Enterprises, Inc.	$19,000	42%	163,793,103	181,992,337	218,390,805	327,586,207
Robert Salie	$400,000	$0.10	4,000,000	4,000,000	4,000,000	4,000,000
Lakeport Business Services, Inc. (b)	$22,615	$0.0002	113,097,620	125,664,022	150,796,826	226,195,239
Evolution Capital, LLC (b)	$75,000	40%	625,000,000	694,444,444	833,333,333	1,250,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Salie Family Limited Partnership	$50,000	$0.10	500,000	500,000	500,000	500,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Lakeport Business Services, Inc.	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Sergio Pinon	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Sergio Pinon	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Sergio Pinon	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Sergio Pinon	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Sergio Pinon	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Sergio Pinon	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Bruce Harmon	$45,000	50%	450,000,000	500,000,000	600,000,000	900,000,000
Bruce Harmon	$25,000	50%	250,000,000	277,777,778	333,333,333	500,000,000
Bruce Harmon	$14,501	50%	145,010,000	161,122,222	193,346,667	290,020,000
Bruce Harmon	$60,000	50%	600,000,000	666,666,667	800,000,000	1,200,000,000
Thomas Carluccio	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Thomas Carluccio	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Thomas Carluccio	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Thomas Carluccio	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Thomas Carluccio	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Thomas Carluccio	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
Thomas Carluccio	$5,000	50%	50,000,000	55,555,556	66,666,667	100,000,000
TotalShares Needed for Conversions	$968,016		4,364,134,056	4,848,123,026	5,816,100,964	8,720,034,779
Shares on Reserve (Escrow)			550,020,500	550,020,500	550,020,500	550,020,500
Deficiency			3,814,113,556	4,298,102,526	5,266,080,464	8,170,014,279

(a) Submitted conversion notices which have been unable to be fulfilled.
(b) Note sold.  Escrow being transferred to new party.

Assurances cannot be provided that any transactions described above (strategic transactions including acquisitions, joint ventures, etc.) will be consummated on favorable terms or at all, or that they will enhance stockholder value, or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

REVERSE STOCK SPLIT

The Board has approved a reverse stock split of all the outstanding shares of the Company’s Common Stock at an exchange ratio of 1 post-split share for 100 pre-split shares (1:100) up to 1 post-split share for 500 pre-split shares (1:500), or anywhere between those ratios, at the Board’s discretion (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect such Reverse Stock Split. As part of the Reverse Stock Split, the Board will have the discretion to maintain or reduce its authorized common and preferred stock in any proportion it deems appropriate. As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

Even though the Board will have discretion to select an exchange ratio of 1 for 100 up to 1 for 500, or anywhere between, upon effectiveness of the Reverse Stock Split, and assuming the Board elects to complete either a 1:500 or a 1:100 reverse stock split, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto will be reduced from approximately 4,449,917,437 shares (assuming this number of shares, outstanding and issuable as of May 8, 2014, are outstanding immediately prior thereto) to approximately 44,499,175 shares of Common Stock or 8,899,835 shares of Common Stock respectively, (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal, and (iii) the number of outstanding shares of all classes of preferred stock will be reduced at the same ratio as the shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of Common Stock and preferred stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

The Board will have the discretion to maintain or reduce its authorized common and preferred stock in any proportion it deems appropriate as part of the Reverse Stock Split, and that proportion may differ from the reverse stock split ratio. If the Board decides to not decrease the authorized common and preferred stock, or decrease the authorized common and preferred stock at a ratio less than the reverse stock split ratio, the Reverse Stock Split would have the result of creating newly authorized shares of common and preferred stock. This increase in the authorized number of shares of common and preferred stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common and preferred stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common or preferred stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional common and preferred stock, when issued, would have the same rights and preferences as the shares of common and preferred stock presently outstanding.

Any additional common and preferred stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options or other corporate purposes. The Company has no other plans for the use of any additional shares of common and preferred stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The following table summarizes the effects of the Reverse Stock Split upon the Company’s outstanding common and preferred stock, assuming that (i) there are 4,449,917,437 shares of Common Stock outstanding immediately prior to the Reverse Stock Split, (ii) that the Board chooses a reverse stock split ratio of 1:100, 1:250, or 1:500, and (iii) that the Board does not reduce the authorized common and preferred stock or reduces the authorized common and preferred stock by a factor of 10, 100, 250, or 500.

Reverse Stock Split Ratio	Type of Stock		Reduction in Authorized Stock
			No Reduction	1:10	1:100	1:250	1:500

No Split	Common Stock	Authorized	5,000,000,000	-	-	-	-
		Issued and Outstanding	4,449,917,437	-	-	-	-
		Reserved for Issuance	550,020,500	-	-	-	-
		Authorized but Unissued	62,063	-	-	-	-
	Preferred Stock	Authorized	50,000,000	-	-	-	-
		Issued and Outstanding	8,439	-	-	-	-
		Reserved for Issuance	-	-	-	-	-
		Authorized but Unissued	49,991,561	-	-		-
1:100	Common Stock	Authorized	5,000,000,000	500,000,000	50,000,000	-	-
		Issued and Outstanding	44,499,175	44,499,175	44,499,175	-	-
		Reserved for Issuance	5,500,205	5,500,205	5,500,205	-	-
		Authorized but Unissued	4,950,000,620	450,000,620	620	-	-
	Preferred Stock	Authorized	50,000,000	5,000,000	500,000	-	-
		Issued and Outstanding	85	85	85	-	-
		Reserved for Issuance	-	-	-	-	-
		Authorized but Unissued	49,999,915	4,999,915	499,915	-	-
1:250	Common Stock	Authorized	5,000,000,000	500,000,000	50,000,000	20,000,000	-
		Issued and Outstanding	17,799,670	17,799,670	17,799,670	17,799,670	-
		Reserved for Issuance	2,200,082	2,200,082	2,200,082	2,200,082	-
		Authorized but Unissued	4,980,000,248	480,000,248	30,000,248	248	-
	Preferred Stock	Authorized	50,000,000	5,000,000	500,000	200,000	-
		Issued and Outstanding	34	34	34	34	-
		Reserved for Issuance	-	-	-	-	-
		Authorized but Unissued	49,999,966	4,999,966	499,966	199,966	-
1:500	Common Stock	Authorized	5,000,000,000	500,000,000	50,000,000	20,000,000	10,000,000
		Issued and Outstanding	8,899,835	8,899,835	8,899,835	8,899,835	8,899,835
		Reserved for Issuance	1,100,041	1,100,041	1,100,041	1,100,041	1,100,041
		Authorized but Unissued	4,990,000,124	490,000,124	40,000,124	10,000,124	124
	Preferred Stock	Authorized	50,000,000	5,000,000	500,000	200,000	100,000
		Issued and Outstanding	17	17	17	17	17
		Reserved for Issuance	-	-	-	-	-
		Authorized but Unissued	49,999,983	4,999,983	499,983	199,983	99,983

Reasons for the Reverse Stock Split

The Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board confirms this transaction will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its shareholders.

Effects of the Reverse Stock Split

Upon the effectiveness of the Reverse Stock Split, each Common Stock shareholder will beneficially own a reduced number of shares of Common Stock, and each preferred stock shareholder will beneficially own a reduced number of shares of preferred stock. However, the Reverse Stock Split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in any of the shareholders owning a fractional share as described below. The number of shareholders of record will also not be affected by the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of May 8, 2014, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of May 8, 2014, there were a total of 4,449,917,437 shares of Common Stock issued and outstanding and issuable, 3,429 shares of Series E Preferred Stock issued and outstanding, 5,000 shares of Series F Preferred Stock issued and outstanding, and 10 shares of Series H Preferred Stock issued and outstanding. Each share of Common Stock has one vote; each share of Series E Preferred Stock has the equivalent of 15 votes of Common Stock; each share of Series F Preferred Stock has the equivalent of 100 votes of Common Stock; each share of Series G Preferred Stock has the equivalent of 10,000 votes of Common Stock; and each share of Series H Preferred Stock has the equivalent of 5,000,000,000 votes of Common Stock.

The column titled “Percentage Beneficially Owned” shows the percentage of voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 8, 2014, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o 3111 Mahan Drive, Suite 20 #121, Tallahassee, Florida, 32308.

	Common Stock		Preferred Stock		All Stock
	Number of Shares Owned (1)	Percentage Owned (1)	Number of Shares Owned (1)	Percentage Owned (1)	Number of Votes (1)	Percentage Owned (1)
Name of Beneficial Owner

Sergio Pinon (2)	61,383,643	1.4%	6,265	74.2%	50,111,402,468	91.9%

All officers and directors as a group (1 person)	61,383,643	1.4%	6,265	74.2%	50,111,402,468	91.9%
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(1) Applicable percentage of ownership is based on 4,449,925,876 total shares comprised of our common stock (4,449,917,437) and preferred stock (8,439) outstanding (as defined below) as of May 7, 2014. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of May 7, 2014 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares of our preferred stock are deemed outstanding and to be beneficially owned by the person holding such shares for purposes of computing such person’s percentage ownership. As of May 7, 2014, due to the super voting rights of the Series E preferred stock (15:1), of the Series G preferred stock (10,000:1), and of the Series H preferred stock (5,000,000,000:1), the total number of votes are 54,499,968,872 which includes all voting securities.

(2) Officer and director.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

You may request a copy of these filings, at no cost, by writing eLayaway, Inc., at 3111 Mahan Drive, Suite 20 #121, Tallahassee, Florida, 32308, or telephoning the Company at (850) 583-5019. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3111 Mahan Drive, Suite 20 #121, Tallahassee, Florida, 32308, or telephoning the Company at (850) 583-5019.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Sergio Pinon
Chief Executive Officer
Chairman of the Board of Directors

Dated: May 9, 2014